Exhibit 99.1

MaxCyte Reports Fourth Quarter and Full Year 2022 Financial Results

31% Total Revenue Growth for Full Year 2022 including 26% Core Business Revenue Growth and $4.6 million in Program-related Revenue

ROCKVILLE, MD, March 15, 2023 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics and to support innovative, cell-based research, today announced its fourth quarter and full year ended December 31, 2022, financial results and provided initial 2023 revenue guidance.

Fourth Quarter and Full Year Highlights

•	Total revenue of $12.4 million in the fourth quarter of 2022, an increase of 22% over the fourth quarter of 2021.
•

Core business revenues grew 4% in the fourth quarter of 2022, with revenue growth from cell therapy customers growing 4% and revenue from drug discovery customers growing by 5%, over the fourth quarter of 2021.

•	Total revenue of $44.3 million for the full year 2022, an increase of 31% over the full year 2021.
•	Full year 2022 core business revenues grew 26%, led by cell therapy revenue growth of 33%, and revenue from drug discovery growing 8%.
•

Initial 2023 guidance for total revenue growth of 21% to 26% over 2022, including core revenue growth of 20% to 25% over 2022, and Strategic Platform License (SPL) program-related revenue of approximately $6 million.

•	Total cash, cash equivalents and short-term investments were $227.3 million as of December 31, 2022.

“We are pleased with our strong progress and performance in 2022 and look forward to continuing this positive momentum into 2023. Over the course of the year, we have made significant investments in our people, manufacturing capacity, and R&D infrastructure, which positions us well for our next stage of growth,” said Doug Doerfler, President and CEO of MaxCyte.

“Our portfolio of partnerships continued to grow throughout 2022, having announced three new SPL partnerships as well as the recent addition of Catamaran Bio as a partner in early 2023. We also entered into a partnership with Vertex following the transfer of the exa-cel program from CRISPR. The partnership maintains our role in this program, for which Vertex is currently seeking regulatory marketing approval in the United States and Europe for Sickle Cell Disease and Beta-Thalassemia. We are continuing to see our partners make strong progress across their clinical programs and are focused on providing them with the in-house manufacturing and regulatory support that they will require as they move towards commercialization. Our partnership pipeline remains robust and growing as we begin 2023 and we are excited to see our partners achieve upcoming milestones and move the cell therapy industry forward.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Year Ended
	December 31, (Unaudited)			December 31, (Unaudited)
	2022	2021	%	2022	2021	%
(in thousands, except percentages)
Cell therapy	$7,544	$7,264	4%	$30,546	$22,984	33%
Drug discovery	3,026	2,885	5%	9,100	8,395	8%
Program-related	1,854	3	NM*	4,616	2,515	83%
Total revenue	$12,424	$10,152	22%	$44,262	$33,894	31%

* Not Meaningful (NM)

Operational Highlights

•

Ended the year with 18 SPL partnerships, with the addition of partnerships with Intima Bioscience, LG Chem, and Curamys in 2022. With the addition of an SPL partnership with Catamaran Bio in early 2023, the total number of partnerships now stands at 19. Vertex Pharmaceuticals will use MaxCyte’s Flow Electroporation® technology and ExPERT™ platform to support the gene-edited hemoglobinopathy cell therapy exa-cel, formerly known under CRISPR as CTX001™. We entered into an SPL partnership with Vertex in 2022 for this transferred program. In addition, we retained our partnership with CRISPR therapeutics supporting CRISPR/Cas9-based therapies in immuno-oncology.

•

As of December 31, 2022, our 18 active SPL partner agreements allowed for over 125 potential programs; 16 of which were active programs currently in the clinic (defined as programs with at least a cleared IND or equivalent). If all potential programs successfully progress through the clinic to commercial approval, we estimate aggregate potential to generate pre-commercial milestone payments to us of over $1.55 billion in addition to sales-based commercial revenue due to us under existing agreements. At the end of 2021, there were 15 SPL partnerships covering over 95 programs with total potential pre-commercial milestones exceeding $1.25 billion.

•	As of December 31, 2022, we had over 600 instruments placed with customers, compared to over 500 instruments at the end of 2021.
•	Launched the ExPERT branded VLxTM, our large-scale Flow Electroporation platform.
•

Completed and occupied our new, 67,000 square foot, state of the art headquarters in Maryland’s I-270 biotech corridor, significantly increasing our in-house manufacturing capacity, as well as research and process development lab space.

•	Appointed Patrick J. Balthrop, Sr. to our board of directors as a non-executive member. Mr. Balthrop will also serve on the nominating and corporate governance committees of our board of directors.

In addition to revenue, management regularly reviews key business metrics to evaluate our business, measure performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	As of December 31,
	2022	2021	2020*
Installed base of instruments (sold or leased)	>600	>500	>400
Number of active SPL partnerships	18	15	12
Total number of licensed clinical programs (SPL partnerships only)	>125	>95	>75
Total number of active licensed clinical programs under SPL partnerships currently in the clinic **	16	15	7
Total potential pre-commercial milestones under SPL partnerships	>$1.55 billion	>$1.25 billion	>$950 million

* Amounts presented as of December 31, 2020, give effect to one SPL entered into and additional INDs cleared in January 2021.

** Number of licensed clinical programs under SPLs are by number of product candidates and not by indication.

Fourth Quarter 2022 Financial Results

Total revenue for the fourth quarter of 2022 was $12.4 million, compared to $10.2 million in the fourth quarter of 2021, representing growth of 22%.

Core business revenue (instruments and disposables to cell therapy and drug discovery customers and excluding program-related revenue) was $10.6 million in 2022, compared to core business revenue of $10.1 million in 2021, representing growth of 4%, including 4% revenue growth from cell therapy customers and 5% revenue growth from drug discovery customers.

Our SPL program-related revenue was $1.9 million in the fourth quarter of 2022 as compared to immaterial SPL program-related revenue in the fourth quarter of 2021.

Gross profit for the fourth quarter of 2022 was $10.9 million (88% gross margin), compared to $8.9 million (88% gross margin) in the fourth quarter of 2021.

Operating expenses for the fourth quarter of 2022 were $17.6 million, compared to operating expenses of $13.9 million in the fourth quarter of 2021. The overall increase in operating expenses was primarily driven by increases in R&D, sales, and marketing headcount and occupancy expenses related to our new corporate headquarters.

Net loss for the fourth quarter of 2022 was $4.8 million compared to net loss of $4.9 million in the fourth quarter of 2021. EBITDA, a non-GAAP measure, was a loss of $5.8 million for the fourth quarter of 2022, compared to a loss of $4.5 million for the fourth quarter of 2021; stock-based compensation expense was $3.1 million in the fourth quarter of 2022 compared to $2.4 million in the fourth quarter of 2021.

Full Year 2022 Financial Results

Total revenue for 2022 was $44.3 million, compared to $33.9 million in 2021, representing growth of 31%.

Core business revenue for 2022 was $39.6 million, compared to $31.4 million for 2021, representing growth of 26%, including 33% revenue growth from cell therapy customers and 8% revenue growth from drug discovery customers.

Our SPL program-related revenue for 2022 was $4.6 million, compared to $2.5 million in SPL program-related revenue in 2021, representing growth of 83% in 2022.

Gross profit for 2022 was $39.2 million (88% gross margin), compared to $30.2 million (89% gross margin) in the prior year.

Operating expenses for 2022 were $66.5 million, compared to operating expenses of $48.4 million in 2021. The overall increase in operating expenses was principally driven by increases in headcount, occupancy, and public company expenses.

Full year 2022 net loss was $23.6 million compared to a loss of $19.1 million in 2021; full year 2022 EBITDA was a loss of $24.8 million compared to a loss of $17.4 million in 2021; total stock-based compensation for 2022 was $11.8 million, compared to $8.0 million for 2021.

Total cash, cash equivalents and short-term investments were $227.3 million as of December 31, 2022, compared to $255.0 million as of December 31, 2021.

2023 Revenue Guidance

Management is providing initial 2023 revenue guidance for total revenue, core business revenue and SPL program-related revenue.

Management expects full year 2023 total revenue growth of between 21% and 26% over 2022 including core business revenue growth of between 20% and 25% over 2022, and SPL program-related revenue of approximately $6 million.

Webcast and Conference Call Details

MaxCyte will host a conference call today, March 15, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

MaxCyte is a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics and to support innovative, cell-based research. Over the past 20 years, we have developed and commercialized our proprietary Flow Electroporation® technology, which facilitates complex engineering of a wide variety of cells. Our ExPERT™ platform, which is based on our Flow Electroporation technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATxTM, STxTM GTxTM and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization.  MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding expected total revenue growth, core business revenue growth and SPL program-related revenue for the year ending December 31, 2023,  expansion of and revenue from our SPLs and the progression of our customers’ programs into and through clinical trials. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the timing of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and demand for our products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the Securities and Exchange Commission on or about March 15, 2023, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and

Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

US Media Relations

Seismic Collaborative, A Spectrum Science Company

Valerie Enes

+1 408-497-8568

valerie@teamseismic.com

Nominated Adviser and Joint Corporate Broker

Panmure Gordon

Emma Earl / Freddy Crossley

Corporate Broking

Rupert Dearden

+44 (0)20 7886 2500

UK IR Adviser

Consilium Strategic Communications

Mary-Jane Elliott / Chris Welsh

+44 (0)203 709 5700

maxcyte@consilium-comms.com

MaxCyte, Inc.

Consolidated Balance Sheets

	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$11,064,700	$47,782,400
Short-term investments, at amortized cost	216,274,900	207,261,400
Accounts receivable	11,654,600	6,877,000
Accounts receivable - TIA	1,912,400	—
Inventory	8,580,800	5,204,600
Prepaid expenses and other current assets	2,778,800	3,307,400
Total current assets	252,266,200	270,432,800

Property and equipment, net	23,724,700	7,681,200
Right-of-use asset - operating leases	9,853,500	5,689,300
Other assets	809,000	316,700
Total assets	$286,653,400	$284,120,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$531,800	$1,820,300
Accrued expenses and other	8,025,300	6,523,500
Operating lease liability, current	156,800	527,200
Deferred revenue, current portion	6,712,600	6,746,800
Total current liabilities	15,426,500	15,617,800

Operating lease liability, net of current portion	15,938,100	5,154,900
Other liabilities	1,321,600	450,200
Total liabilities	32,686,200	21,222,900

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 102,397,913 and 101,202,705 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1,024,000	1,012,000
Additional paid-in capital	390,818,500	376,189,600
Accumulated deficit	(137,875,300)	(114,304,500)
Total stockholders’ equity	253,967,200	262,897,100
Total liabilities and stockholders’ equity	$286,653,400	$284,120,000

* Tenant improvement allowance (“TIA”)

MaxCyte, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$12,423,600	$10,152,000	$44,261,500	$33,894,100
Cost of goods sold	1,546,500	1,225,900	5,098,400	3,647,400
Gross profit	10,877,100	8,926,100	39,163,100	30,246,700

Operating expenses:
Research and development	5,728,000	3,381,000	19,514,400	15,407,300
Sales and marketing	5,376,900	4,089,400	18,652,900	13,002,900
General and administrative	5,649,100	5,969,000	25,828,700	18,676,000
Depreciation and amortization	873,300	441,900	2,527,600	1,349,100
Total operating expenses	17,627,300	13,881,300	66,523,600	48,435,300
Operating loss	(6,750,200)	(4,955,200)	(27,360,500)	(18,188,600)

Other income (expense):
Interest and other expense	(10,900)	-	(126,900)	(1,044,400)
Interest income	1,951,700	80,800	3,916,600	150,800
Total other income (expense)	1,940,800	80,800	3,789,700	(893,600)
Net loss	$(4,809,400)	$(4,874,400)	$(23,570,800)	$(19,082,200)
Basic and diluted net loss per share	$(0.05)	$(0.05)	$(0.23)	$(0.21)
Weighted average shares outstanding, basic and diluted	102,120,812	100,829,377	101,702,664	90,619,057

MaxCyte, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(23,570,800)	$(19,082,200)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,697,900	1,423,900
Net book value of consigned equipment sold	76,400	51,600
Loss on disposal of fixed assets	139,500	32,500
Fair value adjustment of liability classified warrant	—	645,400
Stock-based compensation	11,752,400	7,958,800
Amortization of discounts on short-term investments	(2,667,400)	(70,300)
Non-cash interest expense	—	5,400

Changes in operating assets and liabilities:
Accounts receivable	(4,777,600)	(1,705,100)
Accounts receivable – TIA	(1,912,400)	—
Inventory	(3,493,300)	(1,405,800)
Prepaid expense and other current assets	528,600	(2,304,400)
Right of use asset – operating leases	(4,164,200)	(3,806,200)
Right of use asset – finance lease	—	63,500
Other assets	(492,300)	(282,800)
Accounts payable, accrued expenses and other	(149,700)	2,090,900
Operating lease liability	10,412,800	3,874,900
Deferred revenue	(34,200)	1,903,800
Other liabilities	871,400	(73,500)
Net cash used in operating activities	(14,782,900)	(10,679,600)

Cash flows from investing activities:
Purchases of short-term investments	(290,942,100)	(268,683,600)
Maturities of short-term investments	284,596,000	77,500,000
Purchases of property and equipment	(18,477,200)	(3,834,200)
Proceeds from sale of equipment	—	4,600
Net cash used in investing activities	(24,823,300)	(195,013,200)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	51,808,900
Net proceeds from issuance of common stock upon initial public offering	—	184,268,400
Principal payments on notes payable	—	(4,922,400)
Proceeds from exercise of stock options	2,888,500	3,631,200
Principal payments on finance leases	—	(66,100)
Net cash provided by financing activities	2,888,500	234,720,000
Net (decrease) increase in cash and cash equivalents	(36,717,700)	29,027,200
Cash and cash equivalents, beginning of year	47,782,400	18,755,200
Cash and cash equivalents, end of year	$11,064,700	$47,782,400

Unaudited Reconciliation of Net Loss to EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
(in thousands)
Net loss	$(4,809)	$(4,874)	$(23,571)	$(19,082)
Depreciation and amortization expense	920	417	2,698	1,424
Interest (income) expense, net	(1,952)	(81)	(3,917)	239
Income taxes	—	—	—	—
EBITDA	$(5,842)	$(4,538)	$(24,789)	$(17,419)